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                                                                  EXHIBIT 10.30a

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                               SECURITY AGREEMENT

                                    Between

                                  XIRCOM, INC.
                                   as Debtor

                                      and
                           NATIONSBANK OF TEXAS, N.A.
                            as Administrative Agent

                               December 30, 1996





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                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
                                                             I.  GRANT
1.01.   Assignment and Grant of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
1.02.   Description of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
1.03.   Debtor Remains Liable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
1.04.   Delivery of Security and Instrument Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

                                              II.  REPRESENTATIONS AND WARRANTIES
                                                   ------------------------------

2.01.   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

                                                        III.  COVENANTS
                                                              ---------

3.01.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
3.02.   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
3.03.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
3.04.   Place of Perfection; Records; Collection of Receivables, chattel paper and Instruments . . . . . . .     8
3.05.   Transfers and Other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
3.06.   Rights to Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
3.07.   Right of Administrative Agent to Notify Issuers  . . . . . . . . . . . . . . . . . . . . . . . . . .    10
3.08.   Administrative Agent Appointed Attorney-in-Fact  . . . . . . . . . . . . . . . . . . . . . . . . . .    10


                                        IV.  RIGHTS AND POWERS OF Administrative Agent
                                             -----------------------------------------

4.01.   Administrative Agent May Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
4.02.   Administrative Agent's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
4.03.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
4.04.   Further Approvals Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
4.05.   Indemnity and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

                                                       V.  MISCELLANEOUS
                                                           -------------

5.01.   Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
5.02.   Modifications; Amendments; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
5.03.   Continuing Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
5.04.   GOVERNING LAW; TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
5.05.   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
5.06.   Administrative Agent's Right to Use Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
5.07.   No Interference, Compensation or Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

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
5.08.   Waivers of Rights Inhibiting Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . .    16
5.09.   Notices and Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
        (a)      Manner of Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
        (b)      Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
        (c)      Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
5.10.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
5.11.   Loan Document  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
5.12.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
5.13.   Consent to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . . . .    18
5.14.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
5.15.   Obligations Not Affected 18
5.16.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
5.17.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19


                                     - ii -
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SCHEDULES:

         Schedule 1       - Inventory Locations
         Schedule 2       - Trade Names
         Schedule 3       - Restricted Accounts
         Schedule 4       - Securities Collateral


                                    - iii -
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                               SECURITY AGREEMENT


         SECURITY AGREEMENT (this "Agreement"), dated as of December 30, 1996, made by Xircom, Inc., a California corporation ("Debtor"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Agent ("Administrative Agent") for itself and each other lender a party to the Credit Agreement described below (singly, a "Secured Party", and collectively, the "Secured Parties").


                                  BACKGROUND:

         (1) Debtor, Administrative Agent and Secured Parties entered into the Credit Agreement dated as of December 30, 1996 (as the same has been and may hereafter be supplemented, amended and modified from time to time, being the "Credit Agreement").

         (2) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in Section 1.02 hereof.

         (3) It is a condition precedent to the obligation of the Secured Parties to make the Advances, and issue, or participate in the issuance of, Letters of Credit under the Credit Agreement that Debtor shall have executed and delivered this Agreement.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Secured Parties to make the Advances and issue, or participate in the issuance of, Letters of Credit under the Credit Agreement, Debtor hereby agrees with Administrative Agent for its benefit and the ratable benefit of Secured Parties, as hereinafter set forth.


                                   I.  GRANT

         1.01. Assignment and Grant of Security. Debtor hereby assigns, pledges, hypothecates and transfers to Administrative Agent, for its benefit and the ratable benefit of Secured Parties, and hereby grants to Administrative Agent, for its benefit and the ratable benefit of Secured Parties, a security interest in, the entire right, title and interest of Debtor, in and to the following assets of Debtor, whether now owned or hereafter acquired ("Collateral"):

         (a) all trade secrets, inventions, processes, production methods, proprietary information and know-how; and all licenses or other agreements granted to Debtor with respect to any of the foregoing (except to the extent the agreements granting such licenses prohibit the grant of security interests therein); all information, advertising lists, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs, and the like pertaining to operations by or the business of Debtor; all field accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of all Tribunals now or hereafter held by Debtor pertaining to operations or business now or hereafter conducted; all rights to receive return of deposits and trust payments; all rights to payment under letters of credit and similar agreements; and all causes of action, rights, claims and warranties now or hereafter owned or acquired by Debtor ("General Intangibles");

         (b) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Debtor has an interest or right as consignee but only to the extent of Debtor's interest therein and then only to the extent the grant of a security interest therein is not prohibited by the agreement granting such interest or right), and (iii) goods which are returned to or repossessed by Debtor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

         (c) all accounts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles, tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards) and other obligations of any kind owing to Debtor, now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles and obligations being the "Receivables");

         (d) all agreements with each manufacturer, vendor, sales agent, sales representative and each other Person pursuant to which Debtor receives, maintains, sells, leases or otherwise disposes of Inventory, including all agreements permitting the use of each such Person's name, logo, trademarks, tradenames and advertising and then only to the extent the grant of a security interest therein is not prohibited by the agreement granting such interest or right ("Vendor Agreements");





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         (e)     all right, title and interest of Debtor in, to and under each contract and other agreement relating to the lease, sale or other disposition of Collateral;

         (f) all rights, claims and benefits of Debtor against any Person arising out of, relating to or in connection with Collateral purchased by Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Collateral;

         (g) the balance of every deposit account of Debtor under control of Administrative Agent and each other Secured Party and each of their respective Affiliates and any other claim of Debtor against Administrative Agent and each other Secured Party, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Administrative Agent or any Secured Party or any of its agents, affiliates or correspondents, for any purpose, and the proceeds of any thereof (Administrative Agent and each other Secured Party shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, affiliates or correspondents).

         (h) 100% of the issued and outstanding capital stock of each Domestic Subsidiary of the Pledgor, together with all Dividends, cash, proceeds, profits, instruments, distributions and other property from time to time distributed in respect thereof, and any subscription rights or warrants to acquire any interest in such Subsidiary;

         (i) 65% of the issued and outstanding capital stock of each Foreign Subsidiary of the Pledgor, together with all Dividends, cash, proceeds, profits, instruments, distributions and other property from time to time distributed in respect thereof and any subscription rights or warrants to acquire any interest in such Subsidiary;

         (j) all insurance policies and bonds and claims and payments under any Collateral; and

         (k) all accessions to, substitutions for and replacements, proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this Section 1.01) and, to the extent not otherwise included, all (i) payments under insurance (whether or not Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         1.02. Description of Obligations. This Agreement creates a first priority security interest in the Collateral to secure the payment and performance of any and all obligations now or hereafter existing of Debtor, each Obligor and any other Person under the Credit Agreement and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, reimbursement obligations, indemnification or otherwise (all such obligations of Debtor, each





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Obligor and each other Person being the "Obligations").  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Debtor, each other Obligor and any other Person to Administrative Agent or any Secured Party under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Debtor Relief Law involving Debtor, any Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Debtor, any other Obligor or any other Person under any Debtor Relief Law).

         1.03. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         1.04. Delivery of Security and Instrument Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent. Administrative Agent shall have the right, as provided in Section 3.06, after the occurrence of an Event of Default and acceleration of the Obligations, and with prior written notice to Debtor, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of such Collateral. In addition, Administrative Agent shall have the right at any time after the occurrence of an Event of Default to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. Except as provided in Section 3.08(d), Debtor maintains the voting rights in the Securities Collateral (as defined below) which was granted in the Securities Collateral pursuant to Section 1.01(h) and (i).


                      II.  REPRESENTATIONS AND WARRANTIES

         2.01. Representations and Warranties. Debtor represents and warrants to Administrative Agent and each Secured Party, with respect to itself and the Collateral, as follows:

         (a) As of the date hereof, all of the Inventory pledged by Debtor hereunder is located at the places specified on Schedule 1 hereto (as supplemented from time to time by Debtor by written notice to Administrative Agent) or in transit to a place specified on Schedule 1 hereto





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(as supplemented from time to time by Debtor by written notice to
Administrative Agent) (other than Inventory used for demonstration purposes) or in transit for sale to a third-party purchaser that upon such sale will become the obligor under a Receivable. The chief place of business and chief executive office of Debtor and the office where Debtor keeps all of its records concerning the Receivables, are located at the place specified on Schedule 1 hereto. As of the date hereof, Schedule 1 is a complete and correct list of, as to any leased property on which any Collateral is located, the lease or other agreement (and all amendments thereto) pursuant to which Debtor has use of such property (complete and correct copies of which have been provided to Administrative Agent), the lessor pursuant to such agreement, the recording information for such agreement, the description of such property sufficient for recording and the name of the record owner of such property. All chattel paper, promissory notes or other instruments evidencing the Receivables (excluding checks) have been delivered and pledged to Administrative Agent duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral.

         (b) Debtor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and permitted pursuant to Section 7.2 of the Credit Agreement and any other Lien permitted by the Credit Agreement. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Agent relating to this Agreement and with respect to any Lien permitted by the Credit Agreement. As of the date hereof, Debtor has the trade names set forth on Schedule 2 (and no others). To the best of Debtor's knowledge, Debtor (including any corporate or partnership predecessor) has not existed or operated under any name other than as stated on Schedule 2 since the date three years preceding the date of this Agreement.

         (c) This Agreement and the pledge of the Collateral pursuant hereto, together with the filing of financing statements containing the description of the Collateral with the Secretary of the State of California and New Hampshire, which will be made immediately following the date of closing, creates a valid and perfected first priority security interest in the Collateral in which a security interest can be perfected by filing a UCC financing statement, securing the payment of the Obligations; provided that additional actions may be required with respect to the perfection of proceeds of the Collateral; further provided that Secured Party retains physical possession of any Collateral, the possession of which is required for perfection.

         (d) No consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any Tribunal is required (i) for the pledge by Debtor of the Collateral pledged by it hereunder, for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) or (iii) for the exercise by





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
Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

         (e) Debtor possesses all licenses and permits required for the operations of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (f) None of the Collateral described in Sections 1.01(h) and 1.01(i) ("Securities Collateral") is subject to any unpaid capital call or dispute, any buy-sell, voting trust, transfer restriction, preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement. All of the Securities Collateral (i) are duly authorized, validly issued and non-assessable and were not issued in violation of the Rights of any Person and (ii) existing as of the date hereof are described on Schedule 4 hereto.

         (g) All Inventory produced in the United States of America has been produced in substantial compliance with the Fair Labor Standards Act.


                                III.  COVENANTS

         3.01. Further Assurances. (a) Debtor agrees that where any agreement existing as of the date hereof or hereafter to which Debtor is a party contains any restriction that could reasonably be expected to prohibit Debtor from granting any security interest under this Agreement, Debtor will use its best efforts to obtain the necessary consent to or waiver of such restriction from any Person so as to enable Debtor to effectively grant to Administrative Agent such security interest under this Agreement.

         (b) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents (including supplements to all schedules), and take all further action, that may be necessary or desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon reasonable written request by Administrative Agent, Debtor will: (i) mark conspicuously each chattel paper or instrument included in Receivables, and, at the reasonable request of Administrative Agent, each of its records pertaining to the Collateral with the following legend:

         THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED DECEMBER 30, 1996 (AS THE SAME HAS BEEN AND MAY HEREAFTER BE AMENDED, MODIFIED OR RESTATED) MADE BY XIRCOM, INC. IN FAVOR OF NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND PURSUANT

         TO A CREDIT AGREEMENT DATED AS OF DECEMBER 30, 1996 (AS THE SAME HAS BEEN AND MAY HEREAFTER BE AMENDED, MODIFIED OR RESTATED)

or such other legend, in form and substance reasonably satisfactory to and as specified by Administrative Agent, indicating that such chattel paper, instrument or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or be chattel paper, deliver and pledge to Administrative Agent hereunder such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (c) In addition to such other information as shall be specifically provided for herein, Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other lists, documents, reports, and product, service and sales documents in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail. In connection with its enforcement of the security interest, Administrative Agent may use such information or transfer it to any assignee or sublicensee permitted hereunder for such assignee's or sublicensee's use.

         (d) Debtor hereby authorizes Administrative Agent to file one or more financing or continuation statements relating to all or any part of the Collateral without the signature of Debtor where permitted by law provided Administrative Agent shall give reasonably prompt notice of any such filings to Debtor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (e) Debtor will not, and will not permit any Person to, materially revise, modify, amend or restate the articles of incorporation of any corporation the stock or other interest in which is Collateral or the partnership, joint venture or other organizational document of any partnership or joint venture any interest in which is Collateral or terminate, cancel or dissolve any such Person, except as permitted under the Credit Agreement.

         3.02.   Inventory.

         (a) Debtor shall not keep the Inventory pledged by it hereunder (other than Inventory sold in the ordinary course of business) in any location unless the Debtor has delivered to Administrative Agent a financing statement for such Inventory kept by Debtor at such location.

         (b) Debtor shall pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral pledged by it hereunder, except such taxes and claims as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, except where the failure to file such returns, pay such taxes or establish such reserves does not involve unpaid or allegedly unpaid amounts, in aggregate, in excess of $100,000 for any fiscal year. Debtor shall comply with all requirements of the Fair Labor Standards Act.

         3.03. Insurance. Debtor shall, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms set forth in Section 5.5 of the Credit Agreement. Debtor further covenants and agrees to keep the Collateral which is Inventory insured in such amounts, against such risks and with such insurers as is consistent with customary industry practice, provided that none of such insurance shall be in amounts less than the greater of (i) the replacement value and (ii) the original cost of the covered property (less any deduction standard in the industry for such type of property), subject in the case of any property damage insurance to normal and customary rights granted in the ordinary course of business to any landlord (with respect to the property covered by any lease). All such policies of insurance shall be written for the benefit of Administrative Agent and Debtor, as their interests may appear, and shall provide for at least thirty Business Days' prior written notice of cancellation to Administrative Agent. Debtor shall promptly furnish to Administrative Agent evidence of such insurance in form and content satisfactory to Administrative Agent. If Debtor fails to perform or observe any applicable covenants as to insurance on any of such Collateral, Administrative Agent may at its own option obtain insurance on only Administrative Agent's interest in such Collateral, any premium thereby paid by Administrative Agent to become part of the Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Base Rate Basis, and during the existence of an Event of Default, at the Default Rate. In the event Administrative Agent maintains such substitute insurance, the additional premium for such insurance shall be due on demand and payable by Debtor to Administrative Agent in accordance with any notice delivered to Debtor by Administrative Agent. Debtor hereby grants Administrative Agent a security interest in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance required by Administrative Agent and in all proceeds of such insurance and hereby appoints Administrative Agent its attorney-in-fact (exercisable from and after the occurrence of an Event of Default which is continuing) to endorse any check or draft that may be payable to Debtor in order to collect such refunds or proceeds. Any such sums collected by Administrative Agent shall be credited, except to the extent applied to the purchase by Administrative Agent of similar insurance, to any amounts then owing on the Obligations in accordance with the Credit Agreement.

         3.04. Place of Perfection; Records; Collection of Receivables, chattel paper and Instruments.

         (a) Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper and instruments included in Receivables, at the location therefor specified in Section 2.01(a). Debtor will hold and preserve such records and chattel paper and instruments and will permit representatives of Administrative Agent at any time during normal business hours and after reasonable notice to inspect and make abstracts from and copies of such records and chattel paper and instruments.

         (b) Except as otherwise provided in this Section 3.04(b), Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Receivables. In connection with such collections, Debtor may take (and, upon the occurrence and during the continuance of an Event of Default at Administrative Agent's direction, shall take) such action as Debtor may deem necessary or advisable or, after the occurrence and during the continuance of an Event of Default, Administrative Agent, may reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that Administrative Agent shall have the right (upon an Event of Default which is continuing) to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Administrative Agent and, upon such notification at the expense of Debtor, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done or as Administrative Agent deems appropriate. Upon the occurrence and during the continuance of an Event of Default, all amounts and proceeds (including Instruments) received by Debtor in respect of the Receivables shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of Debtor and, after receipt of notice from Administrative Agent, shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary indorsement) to be applied as provided in the Credit Agreement. Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon other than those made in the ordinary course of business.

         3.05. Transfers and Other Liens. Debtor shall not (i) sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement (and except as provided for in the Credit Agreement).

         3.06. Rights to Dividends and Distributions. With respect to any certificates, bonds, or other instruments or securities constituting a part of the Collateral, Administrative Agent shall have authority during the continuance of an Event of Default, upon written notice to Debtor of its intention to do so, either to have the same registered in Administrative Agent's name or in the name of a nominee, and, with or without such registration, upon such notification to demand of the issuer thereof, and to receive and receipt for, any and all Dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If Debtor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a Dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Debtor agrees after receipt by Debtor of the notice referred to above, to accept the same as Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of Administrative Agent, and to deliver the same immediately to Administrative Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Administrative Agent, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, Debtor shall be entitled to receive all cash Dividends paid in respect of any of the Collateral (subject to the restrictions of any other Loan Document). Upon the occurrence and continuance of an Event of Default, Administrative Agent shall receive all cash Dividends paid in respect of any Collateral. Administrative Agent shall be entitled to all Dividends, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof which shall be paid to Administrative Agent to be held by it as additional collateral security for the Obligations and application to the Obligations at the discretion of Administrative Agent. All Dividends paid or distributed in respect of the Collateral which are received by Debtor in violation of this Agreement shall, until paid or delivered to Administrative Agent, be held by Debtor in trust as additional Collateral for the Obligations.

         3.07. Right of Administrative Agent to Notify Issuers. At any time during the continuance of an Event of Default and at such other times as Administrative Agent is entitled to receive Dividends and other property in respect of the Securities Collateral, Administrative Agent may notify issuers of the Securities Collateral to make payments of all Dividends directly to Administrative Agent and Administrative Agent may take control of all proceeds of any Securities Collateral. Until Administrative Agent elects to exercise such rights, during the continuance of an Event of Default, Debtor, as agent of Administrative Agent, shall collect and segregate all Dividends and other amounts paid or distributed with respect to the Securities Collateral.

         3.08. Administrative Agent Appointed Attorney-in-Fact. Debtor hereby irrevocably appoints Administrative Agent Debtor's attorney-in-fact (exercisable from and after the occurrence of an Event of Default which is continuing), with full authority in the place and stead of Debtor and in the name of Debtor or otherwise to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to obtain and adjust insurance required to be paid to Administrative Agent in accordance with Section 3.03,

         (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

         (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper included in Receivables, in connection therewith, and

         (d) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Administrative Agent with respect to any of the Collateral. DEBTOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE AGENT DEBTOR'S PROXY TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS ADMINISTRATIVE AGENT DEBTOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER, IN EACH CASE EXERCISABLE ONLY UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

         Secured Party shall not exercise any powers granted pursuant to this appointment as attorney-in-fact at any time that Debtor is fully performing its obligations hereunder. This appointment as attorney-in-fact shall terminate upon the termination of this Agreement pursuant to Section 5.03 hereof.

         IV.  RIGHTS AND POWERS OF Administrative Agent

         4.01. Administrative Agent May Perform. If Debtor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by Debtor under Section 4.05.

         4.02. Administrative Agent's Duties. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, except to the extent of any gross negligence or willful misconduct of the Administrative Agent. Except as provided in this Section 4.02, Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent, and Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or
(ii) notify Debtor of any decline in the value of any Collateral.

         4.03. Remedies. If any Event of Default shall be continuing and, with respect to subparagraphs (a), (b) and (d) below, the Obligations shall have been accelerated:

         (a) Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "UCC") (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral which is capable of being assembled as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, ten days' written notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

         First: To the payment of all reasonable out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

         Second: To the payment of the Obligations as provided in the Credit Agreement and in such order and in such manner consistent with Applicable Laws as Administrative Agent in its discretion shall decide (with Debtor remaining liable for any deficiency); and

         Third: To the extent of the balance (if any) of such proceeds, to Debtor or other Person legally entitled thereto.

         (c) All payments received by Debtor under or in connection with any Collateral shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of Debtor and shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary indorsement).

         (d) Because of the Securities Act of 1933, as amended ("Securities Act"), and other laws, including without limitation state "blue sky" laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Administrative Agent in any attempts to dispose of the Collateral and the enforcement of its rights hereunder. For these reasons, Administrative Agent is hereby authorized by Debtor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other law. Debtor clearly understands that Administrative Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by Administrative Agent shall be deemed to be not "commercially reasonable" because so made. Debtor agrees that in the event Administrative Agent shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, Administrative Agent shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are reasonably acceptable to Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of actual fraud, such reasonable reliance shall be conclusive evidence that Administrative Agent handled such matter in a commercially reasonable manner under Applicable Law.

         (e)          (i)         Debtor will maintain the accounts listed as
         restricted and blocked accounts on Schedule 3 (the "Restricted Accounts") with Administrative Agent, in the name of Debtor, but such Restricted Accounts shall be under the sole control and dominion of Administrative Agent.

                      (ii) It shall be a term and condition of each Restricted Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Restricted Account, that no amount (including interest and other proceeds of the cash and other property in the Restricted Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, Debtor or any other Person from such Restricted Account.

                    (iii) During the continuance of an Event of Default, upon notice from Administrative Agent, Debtor will promptly instruct each account debtor in respect of Receivables arising from any sale of Inventory in the ordinary course of business to make payment to the Restricted Accounts.

Debtor understands and acknowledges that Administrative Agent may and permits Administrative Agent, during the continuance of an Event of Default, to remove amounts from the Restricted Accounts from time to time and use the amounts to reduce the Obligations.

         4.04.   Further Approvals Required.

         (a) In connection with the exercise by Administrative Agent of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Tribunals and other Persons to a transfer or assignment of Collateral.

         (b) Debtor hereby agrees to execute, deliver, and file, and hereby appoints Administrative Agent as its attorney-in-fact to execute, deliver, and file on Debtor's behalf and in Debtor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be reasonably necessary or appropriate, in Administrative Agent's opinion, to obtain such consents, waivers, or approvals. Upon request of Administrative Agent, Debtor further agrees to use reasonable efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements prior to a Default or Event of Default. Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.04 and that such failure would not be adequately compensable in damages, and therefore agrees that this
Section 4.04 may be specifically enforced. Secured Party shall not exercise any powers granted pursuant to this appointment as attorney-in-fact at any time that Debtor is fully performing its obligations hereunder. This appointment as attorney-in-fact shall terminate upon the termination of this Agreement pursuant to Section 5.03 hereof.

         4.05. Indemnity and Expenses. (a) Debtor agrees to indemnify Administrative Agent and each Secured Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), expressly including such claims, losses or liabilities arising out of mere negligence of Administrative Agent or any Secured Party, except claims, losses or liabilities resulting from Administrative Agent's or any Secured Party's gross negligence or willful misconduct.

         (b) Debtor will upon demand pay to Administrative Agent and each Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Administrative Agent and each Secured Party may incur in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Administrative Agent or any Secured Party hereunder or (iv) the failure by Debtor to perform or observe any of the provisions hereof.

                               V.  MISCELLANEOUS

         5.01. Cumulative Rights. All rights of Administrative Agent and each other Secured Party under the Loan Documents are cumulative of each other and of every other right which Administrative Agent and each other Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

         5.02. Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor here from, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         5.03. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the final payment in full of the Obligations and all amounts payable under this Agreement (other than Obligations which are contingent and unliquidated and not due and owing on such date and which pursuant to the provisions of the Credit Agreement, the Letters of Credit or the Collateral Documents survive the termination of the Credit Agreement, the termination of the Commitments, or the expiration or cancellation of the Letters of Credit) and (ii) the expiration or termination of the obligation of all Secured Parties to extend credit to Debtor and the expiration of all Letters of Credit, (b) be binding upon Debtor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Administrative Agent and its successors, transferees and assigns. Upon any such termination, Administrative Agent will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination. Debtor agrees that to the extent that Administrative Agent or any Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Administrative Agent or any Secured Party, to the extent that Administrative Agent or any Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Administrative Agent or any Secured Party and secured hereby, and, if the lien and security interest hereof shall have been released, such lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such lien or security interest had ever occurred.

         5.04. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND THE

UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

         5.05. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT AND DEBTOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         5.06. Administrative Agent's Right to Use Agents. Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

         5.07. No Interference, Compensation or Expense. Administrative Agent may exercise its rights under this Agreement (a) without resistance or interference by Debtor and (b) without payment of any rent, license fee or compensation of any kind to Debtor.

         5.08. Waivers of Rights Inhibiting Enforcement. Debtor waives (a) any claim that, as to any part of the Collateral, a public sale, should Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal, valuation or to the marshalling of assets.

         5.09.   Notices and Deliveries.

         (a) Manner of Delivery. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered by reputable overnight delivery service or by hand, if to the Debtor, addressed to it at its address specified on the signature pages hereof, if to the Administrative Agent, addressed to it at its address specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 5.09.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (i)     if to Debtor, to it at:

                 Xircom, Inc.
                 2300 Corporate Center Drive
                 Thousand Oaks, California 91320
                 Telecopier No.:  (805) 376-9120
                 Telephone No.:   (805) 376-9300

                 Attention:       Chief Financial Officer

         (ii)    if to Administrative Agent, to it at:

                 NationsBank of Texas, N.A.
                 901 Main Street, 67th Floor
                 Dallas, Texas   75202
                 Telecopier No.:  (214) 508-0980
                 Telephone No.:   (214) 508-3399

                 Attention:       Stan W. Reynolds

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (c) Effectiveness. All notices and other communications under this Agreement shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section 5.09.

         5.10. Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5.11. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         5.12. Definitions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement and, to the extent of any conflict, terms as defined in the Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

         5.13.   Consent to Jurisdiction; Waiver of Immunities.

         (a) Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Texas State courts sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, and Debtor hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

         (b) Nothing in this section shall limit the right of Administrative Agent or any Secured Party to bring any action or proceeding against Debtor or its property in the courts of any other jurisdictions.

         (c) Any judicial proceeding by Debtor against Administrative Agent or any Secured Party involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement shall be brought only in a court in Dallas, Texas to the extent that jurisdiction may be effected against such Person in Dallas, Texas.

         5.14. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         5.15. Obligations Not Affected. To the fullest extent permitted by Applicable Law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

         (b) any exercise, non-exercise, or waiver by Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any other Loan Document;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any other Loan Document or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor, any Obligor or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

         5.16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         5.17. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or members as of the date first above written.

                                        DEBTOR:

                                        XIRCOM, INC.


                                        By:  [SIG]
                                             -------------------------------
                                             Name:  Randall H. Holliday
                                                    ------------------------
                                             Title: Secretary
                                                    ------------------------


                                        ADMINISTRATIVE AGENT:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By:   [SIG]
                                              ------------------------------
                                              Name:  William C. Collins
                                              Title: Sr. Vice President






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